UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021 (November 19, 2021)

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40125	98-1584830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Foley Lane

Hamilton, MT 59840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (406) 361-3711

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Due to the large number of events reported under the specified items of Form 8-K, this Current Report on Form 8-K is being filed in two parts. An amendment to this Form 8-K is being submitted for filing on the same date to include additional matters under Items 5.03 and 5.05 of Form 8-K.

The Domestication and Business Combination

On November 19, 2021 (the “Closing Date”), Local Bounti Corporation, a Delaware corporation (f/k/a Leo Holdings III Corp) (the “Company” or “New Local Bounti”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated June 17, 2021 (the “Business Combination Agreement”), by and among the Company, Longleaf Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Longleaf Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and Local Bounti Corporation, a Delaware corporation (“Legacy Local Bounti”).

On November 19, 2021, as contemplated by the Business Combination Agreement and described in the section titled “The Domestication Proposal” beginning on page 102 of the final prospectus and definitive proxy statement, dated October 20, 2021 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2021, the Company filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which the Company was domesticated and continues as a Delaware corporation (the “Domestication”).

Also on November 19, 2021, as a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, following the consummation of the Domestication (a) First Merger Sub merged with and into Legacy Local Bounti, with Legacy Local Bounti surviving the merger as a wholly owned subsidiary of the Company (the “First Merger”) and (b) after the effectiveness of the First Merger, Legacy Local Bounti merged with and into Second Merger Sub with and into Legacy Local Bounti, with Second Merger Sub surviving the merger as a wholly owned subsidiary of the Company (the “Second Merger” and, together with the First Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Following the closing of the Business Combination, the Company will own, directly or indirectly, all of the issued and outstanding equity interests in the Second Merger Sub and its subsidiaries, and the stockholders of Legacy Local Bounti as of immediately prior to the effective time of the First Merger (the “Local Bounti Stockholders”) hold a portion of our common stock, par value $0.0001 per share (the “Common Stock”).

The aggregate merger consideration paid in connection with the Business Combination consisted of (i) 79,601,535 shares of Common Stock (including Class A Ordinary Shares, Class B Ordinary Shares, Legacy Local Bounti voting common stock and Legacy Local Bounti non-voting common stock that was converted into shares of Common Stock in connection with the Domestication and Business Combination, and shares issuable upon exercise or vesting of certain warrants, restricted stock units and Options (each as set forth below) but excluding the shares of Common Stock issued in the PIPE Financing (as defined below)), and (ii) 5,500,000 Public Warrants (as defined below).

Each share of Local Bounti voting common stock was cancelled and converted into the right to receive the applicable portion of the merger consideration comprised of New Local Bounti Common Stock, earnout shares (as described below) and up to $37.5 million of cash consideration (subject to certain conditions specified in the Merger Agreement), each as determined in the Merger Agreement, (ii) each share of Local Bounti restricted stock was cancelled and converted into the right to receive the applicable portion of the merger consideration comprised of New Local Bounti Common Stock and earnout shares (as described below), each as determined in the Merger Agreement, (iii) each Local Bounti restricted stock unit, whether or not then vested, was assumed by New Local Bounti and converted into a New Local Bounti restricted stock unit, subject to the same terms and conditions as applied to such Local Bounti restricted stock unit immediately prior to the Closing with a value as if such Local Bounti restricted stock unit were settled prior to the closing of the Business Combination and is entitled to receive earnout shares (as described below), and (iv) each warrant of Local Bounti that was unexercised was assumed by New Local Bounti and converted into a warrant to purchase New Local Bounti Common Stock and represents the right to receive the applicable portion of the merger consideration upon exercise of such warrant as if such warrant were exercised prior to the closing of the Business Combination. In addition, all convertible debt of Local Bounti was fully converted into Local Bounti common stock as of immediately prior to the Closing and received New Local Bounti Common Stock based on the number of shares of Local Bounti common stock issuable upon conversion of such convertible debt as of immediately prior to the Closing. Each Local Bounti equityholder entitled to receive a portion of the earnout consideration will receive its applicable portion of equal thirds of 2,500,000 earnout shares if the trading price of New Local Bounti Common Stock is greater than or equal to $13.00, $15.00 and $17.00 for any 20 trading days within any 30-trading day period and will also accelerate and be fully issuable in connection with any Change of Control (as defined in the Merger Agreement) if the applicable thresholds are met in such Change of Control.

In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from Leo Holdings III Corp to Local Bounti Corporation.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Financing

As previously disclosed, in connection with the execution of the Business Combination Agreement, the Company entered into subscription agreements, each dated June 17, 2021 or November 4, 2021 (the “Subscription Agreements”), with certain accredited investors pursuant to which the investors agreed to purchase 15,000,000 shares of Common Stock in a private placement for an aggregate purchase price of $150.0 million (the “PIPE Financing”). The PIPE Financing was consummated concurrently with the Closing.

Item 2.01 of this Current Report on Form 8-K discusses the Closing and various other transactions contemplated by the Business Combination Agreement, and is incorporated herein by reference.

Unless the context otherwise requires, references in this Current Report on Form 8-K to “we,” “us,” “our” and the “Company” refer to New Local Bounti and its subsidiaries.

Item 1.01 Entry Into A Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

In connection with the Closing, that certain Registration Rights Agreement, dated March 2, 2021, among the Company and certain persons and entities holding securities of the Company (the “IPO Registration Rights Agreement”), was amended and restated and the Company, certain persons and entities holding securities of the Company prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Common Stock or instruments exercisable for Common Stock in connection with the Business Combination (the “New Holders” and, together with the Initial Holders, the “Registration Rights Holders”) entered into an amended and restated registration rights agreement substantially in the form attached to the Business Combination Agreement as Exhibit G (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, New Local Bounti agreed that, within 30 calendar days after the consummation of the Business Combination, New Local Bounti will file with the Commission (at New Local Bounti’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and the Company will use its commercially reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, certain of the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders are entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended and Restated Warrant Agreement

On the Closing Date, in connection with the consummation of the Business Combination, the Company entered into an Amended and Restated Warrant Agreement (the “Amended and Restated Warrant Agreement”) with Continental Stock Transfer & Trust Company (“Continental”), which was approved by Leo’s shareholders at the special meeting of warrant holders on November 16, 2021. For the convenience of the reader, the description of New Local Bounti’s redeemable warrants (the “Public Warrants”) and the 5,333,333 warrants to purchase Common Stock of the Company that were issued in a private placement concurrently with the Leo’s initial public offering (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) has been updated below to reflect the provisions of the Amended and Restated Warrant Agreement.

Public Warrants

Public warrants may only be exercised for a whole number of shares. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination (or any other initial business combination) and (b) 12 months from the closing of the initial public offering; provided in each case that we have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the New Local Bounti Common Stock issuable upon exercise of the public warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under certain circumstances). We have agreed that as soon as practicable, but in no event later than 20 business days after the Closing, we will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the New Local Bounti Common Stock issuable upon exercise of the warrants and to maintain a current prospectus relating to the New Local Bounti Common Stock until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the New Local Bounti Common Stock issuable upon exercise of the warrants is not effective 60 business days after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of New Local Bounti Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of the Business Combination or any other Initial Business Combination or earlier upon redemption or liquidation.

Once the warrants become exercisable, we may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of the New Local Bounti Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the New Local Bounti Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to the New Local Bounti Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

In no event will we be required to net cash settle any warrant. If we are unable to complete the Business Combination or any other initial business combination within the combination period and we liquidate the funds held in the trust account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from our assets held outside of the trust account with respect to such warrants. Accordingly, the warrants may expire worthless.

Private Placement Warrants

The private placement warrants are identical to the public warrants underlying the units sold in the initial public offering, except that the private placement warrants and the New Local Bounti Common Stock issuable upon exercise of the private placement warrants will not be transferrable, assignable or salable until 30 days after the completion of the Business Combination or any other initial business combination, subject to certain limited exceptions. The private placement warrants are non-redeemable.

The foregoing description of the Amended and Restated Warrant Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Warrant Agreement, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Lock-Up Arrangements

In connection with the Closing, Local Bounti securityholders entered into agreements (the “Lock-Up Agreements”) pursuant to which they agreed, subject to certain customary exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, any shares of Common Stock held by them immediately after the Effective Time, including any shares issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the Effective Time (“Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) through (c), collectively, “Transfer”) for 180 days after the Closing Date.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Pursuant to the Registration Rights Agreement and, subject to certain exceptions, the Sponsor (and its permitted transferees) are contractually restricted from selling or transferring any of their shares of common stock (not including any PIPE Shares issued in the PIPE Financing) (the “Sponsor Lock-up Shares”). Such restrictions began at Closing and end on the earlier of (i) one year after the Closing Date and (ii) the earlier to occur of, subsequent to the Closing Date, (x) the first date on which the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as equitably adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing and (y) the date on which there is consummated a subsequent liquidation, merger, share exchange or other similar transaction which results in all of New Local Bounti’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Indemnification Agreements

The Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which became effective upon the completion of the Business Combination, contains provisions limiting the liability of directors, and the Bylaws (together with the Certificate of Incorporation, the “Organizational Documents”), which became effective upon the completion of the Business Combination, provide that the Company will indemnify each of its directors to the fullest extent permitted under Delaware law. The Organizational Documents also provide New Local Bounti’s Board of Directors (the “Board”) with discretion to indemnify officers and employees when determined appropriate by the Board.

New Local Bounti has entered into new indemnification agreements with all of its directors and executive officers and certain other key employees. The indemnification agreements provide that New Local Bounti will indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of New Local Bounti ’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law and the Organizational Documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, New Local Bounti will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee. For more information regarding these indemnification agreements, see the section entitled “Description of Securities” in the Proxy Statement/Prospectus.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.3, the full text of the Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2, each of which documents is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—Business Combination Proposal,” which is incorporated herein by reference.

The Business Combination Agreement and the Business Combination was approved by the Company’s shareholders at an extraordinary general meeting of the Company’s shareholders held on November 16, 2021 (the “Extraordinary General Meeting”). On November 19, 2021, the parties to the Business Combination Agreement consummated the Business Combination.

At the Extraordinary General Meeting, holders of 25,798,719 shares of the Class A Common Stock sold in its initial public offering (“public shares”) exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of approximately $258.0 million. The per share redemption price of $10.00 for public shareholders electing redemption was paid out of the Company’s trust account, which after taking into account the redemption, had a balance immediately prior to the Closing of approximately $17.0 million.

Immediately after giving effect to the Business Combination (including as a result of the exercise of redemptions by Leo’s shareholders at the Extraordinary General Meeting, there were 86,299,495 shares of Common Stock, issued and outstanding, comprised of (i) 6,875,000 shares of Common Stock held by Leo’ sponsor and its affiliates, which converted from the Class B Ordinary Shares on a one-for-one basis into shares of Common Stock in connection with the Business Combination, (ii) the issuance of 15,000,000 shares of Common Stock in the PIPE Financing as described in Item 3.02 below, (iii) the issuance of 62,482,214 shares of Common Stock upon the conversion of Legacy Local Bounti voting common stock, Legacy Local Bounti non-voting common stock and conversion of convertible debt of Local Bounti in connection with the Domestication and Business Combination, (iv) 241,000 Transaction Fee Shares

(as defined below) and (v) 1,701,281 shares of Common Stock held by stockholders following the exercise of redemption rights in connection with the Extraordinary General Meeting. Immediately after giving effect to the Business Combination, there were also warrants to purchase 11,539,216 shares of Common Stock of the Company issued and outstanding.

Furthermore, an aggregate of 241,000 shares of New Local Bounti Common Stock (based on the assumed price of $10.00 per share) were issued to satisfy fees related to the Business Combination (the “Transaction Fee Shares”).

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the Company after the Company’s acquisition of Legacy Local Bounti in connection with the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, may constitute contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding the benefits of the Business Combination, future financial performance, business strategies, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on the Company’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference in this Current Report on Form 8-K may include, for example, statements about:

•	the Company’s ability to obtain and/or maintain the listing of the New Local Bounti Common Stock and the warrants on the NYSE, and the potential liquidity and trading of such securities;

•

the Company’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of New Local Bounti to grow and manage growth profitably following the Business Combination;

•	the Company’s success in retaining or recruiting, or changes in, its officers, key employees or directors following the Business Combination;

•	changes in applicable laws or regulations;

•	the inability to develop and maintain effective internal controls;

•	the Company’s ability to raise financing in the future;

•	the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of New Local Bounti;

•	the risk that New Local Bounti may fail to effectively build scalable and robust processes to manage the growth of its business and to expand its geographic footprint;

•	intense competition faced by New Local Bounti in Agriculture technology;

•	the possibility that New Local Bounti is not able to build on and develop strong relationships with retail partners to expand its sales activities;

•	market conditions, including seasonality, that may impact the demand for Indoor agriculture products;

•	risks, cost overruns and delays associated with construction of New Local Bounti’s new facilities;

•

risks associated with any future expansion by New Local Bounti into international markets; new or changing government regulation may adversely impact New Local Bounti’s current business activities or reduce demand for our product;

•	cost increases, delays or new or increased taxation or other restrictions on the availability or cost of energy;

•	the possibility that New Local Bounti may be adversely affected by other economic, business or competitive factors; and

•	other factors detailed under the section titled “Risk Factors” of the Proxy Statement/Prospectus and incorporated herein by reference.

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond the Company’s control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information About Local Bounti” beginning on page 247 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 38 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Financial Information

Unaudited Consolidated Financial Statements

The unaudited consolidated financial statements as of and for the nine months ended September 30, 2021 of Legacy Local Bounti set forth in Exhibit 99.1 hereto have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the Commission. The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Legacy Local Bounti’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of Legacy Local Bounti as of and for the years ended December 31, 2019 and 2020, and the related notes included in the Proxy Statement/Prospectus, the section titled “Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 266 of the Proxy Statement/Prospectus and the section titled “Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein and incorporated by reference.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations of Local Bounti Corporation prior to the Business Combination is included in the Proxy Statement/Prospectus in the section titled “Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 266 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations as of and for the nine months ended September 30, 2021 is set forth below.

The following discussion and analysis provides information that Local Bounti’s management believes is relevant to an assessment and understanding of Local Bounti’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Consolidated Financial and Operating Data of Local Bounti” and the historical audited annual consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and unaudited interim condensed consolidated financial statements as of September 30, 2021 and the nine-month periods ended September 30, 2021 and 2020, and the related respective notes thereto, included elsewhere in this Form 8-K or included in the Proxy Statement/Prospectus incorporated herein by reference. The discussion and analysis should also be read together with Local Bounti’s unaudited pro forma financial information for the year ended December 31, 2020 and the nine months ended September 30, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Local Bounti’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” elsewhere in this Form 8-K or included in the Proxy Statement/Prospectus incorporated herein by reference. Unless the context otherwise requires, references in this “Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Local Bounti” and the “Company” refer to the business and operations of Local Bounti and its subsidiaries prior to the Business Combination and to Local Bounti and its consolidated subsidiaries, following the consummation of the Business Combination.

Overview

Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. Local Bounti’s vision is to deliver the freshest, locally grown produce over the fewest food miles possible. Local Bounti is a controlled environmental agriculture (“CEA”) company that utilizes patent pending Stack & Flow TechnologyTM, which is a hybrid of vertical farming and hydroponic greenhouse farming, to grow healthy food sustainably and affordably. Through its CEA process, it is the Company’s goal to produce its products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO and pesticide and herbicide free. The Company’s products use 90% less water and 90% less land than conventional agriculture to produce. The Company’s first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation by the second half of 2020.

Hamilton, Montana Facility

In June 2020, we entered into a sale and finance leaseback transaction with Grow Bitterroot, LLC, (“Grow Bitterroot”), a related party, for the Montana Facility. We use the Montana Facility mainly for warehouse and greenhouse space. The original lease for the Montana Facility is for an initial term of 15 years or through May 2035. We also have an option to extend the term of the facility lease for three consecutive terms of five years each, of which we currently reasonably expect to extend the first term. The transaction did not qualify for sale leaseback accounting due to the finance leaseback classification prohibiting sale accounting. Therefore, the assets remain on the consolidated balance sheet and there was a $12.7 million financing obligation as of September 30, 2021. In addition, we manage the facility and perform maintenance in exchange for a management fee under a property maintenance and management services agreement entered into in June 2020. The contractual payments for both the lease agreement and the property maintenance and management agreement are applied as payments of deemed principal and imputed interest. In April 2021, the lease agreement was modified to extend the initial term through October 2040.

The lease agreement does not contain residual value guarantees. The lease agreement does not contain restrictions or covenants that may result in additional financial obligations. The landlord has the option to construct future improvements on the property, and when the improvements are completed, the base rent is expected to increase.

Factors Affecting Our Financial Condition and Results of Operations

We expect to expend substantial resources as we:

•	identify and invest in future growth opportunities, including new or expanded facilities and new product lines;

•	invest in sales and marketing efforts to increase brand awareness, engage customers and drive sales of its products;

•	invest in product innovation and development; and

•	incur additional general administration expenses, including increased finance, legal and accounting expenses associated with being a public company, and growing operations.

Business Combination and Public Company Costs

On June 17, 2021, Local Bounti and Leo Holdings III Corporation (“Leo”) entered into a Merger Agreement for a Business Combination, which provides for a total consideration of $650.0 million to Local Bounti’s stockholders.

While the legal acquirer in the Business Combination is Leo, for accounting and financial reporting purposes under accounting principles generally accepted in the United States of America, or GAAP, Local Bounti will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the issuance of stock by Leo for the stock of Local Bounti) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Local Bounti in many respects. Accordingly, the consolidated assets, liabilities and results of operations of Local Bounti will become the historical consolidated financial statements of New Local Bounti, and Leo’s assets, liabilities and results of operations will be consolidated with New Local Bounti beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Local Bounti in future reports. The net assets of Leo will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded upon execution of the Business Combination.

Upon consummation of the Business Combination, and the closing of the PIPE Financing, the most significant change in the future reported financial position and results of operations of New Local Bounti is expected to be an estimated increase in cash and cash equivalents of approximately $100.0 million, after the actual redemption. These amounts include $17.0 million from Leo, with the redemptions of 25,798,719 public shares. In addition, $150.0 million in gross proceeds from the PIPE Financing, by the PIPE Investors, will be contributed to New Local Bounti. Total direct and incremental transaction costs of Leo and Local Bounti are estimated at approximately $35.7 million and will be treated as a reduction of the cash proceeds of which $30.4 million will be deducted from the New Local Bounti additional paid-in capital and $5.3 million will be recognized as an expense. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

As a result of the Business Combination, New Local Bounti will become the successor to an SEC-registered and New York Stock Exchange-listed company, which will require New Local Bounti to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. New Local Bounti expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees. The Company will be classified as an Emerging Growth Company, as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted on April 5, 2012. As a result, upon completion of the Business Combination, the Company will be provided certain disclosure and regulatory relief, provided by the SEC, as an Emerging Growth Company.

New Local Bounti’s future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.

Long-Term Loans

Cargill Loans

In March 2021, we entered into a loan with Cargill Financial Services International, Inc. (“Cargill Financial”) to finance the general working capital for the Company. This loan has a principal balance of up to $10.0 million and bears interest at 8% per annum with a maturity date of March 22, 2022. The lender has 25% equity warrant coverage on the loan amount. The warrant to purchase shares entitles the lender to a number of shares totaling 25% of the principal amount of loan multiplied by 85% of the lowest cash price per share upon the earliest of a qualified equity financing, qualified special purpose acquisition company (“SPAC”) transaction, or an acquisition, as defined by the agreement. In September 2021, this loan was repaid in full.

On September 3, 2021, we entered into a Subordinated Credit Agreement with Cargill Financial, for up to $50.0 million (the “Cargill Loan”). The interest rate on the Cargill Loan is 10.5% per annum, with accrued interest paid quarterly in arrears on the last business day of each calendar quarter, commencing on the last business day of the calendar quarter ending December 31, 2021, and on the maturity date. A total of $16.3 million was outstanding on the Cargill Loan as of September 30, 2021.

On September 3, 2021, we also entered into a Credit Agreement with Cargill Financial whereby Cargill Financial agreed to make advances to the Company of up to $150.0 million. The interest rate on this loan will be equal to the LIBOR rate plus the Applicable Margin. This loan cannot be drawn until the Company closes the SPAC transaction.

Convertible Notes

During 2021, we entered into a series of identical convertible long-term notes with various parties with a maturity date of February 8, 2023 (referred to herein as the “Convertible Notes”). As of September 30, 2021, the combined total principal balance is approximately $26.1 million and bears interest at 8% per annum. The Convertible Notes were accounted for at fair value with changes in fair value being recognized under Convertible Notes fair value adjustment within the income statement. The Convertible Notes have a conversion feature that triggers upon the earliest of a qualified equity financing or a qualified SPAC transaction, as defined by the agreement. Under a qualified SPAC transaction, the outstanding principal of the Convertible Notes automatically convert into a number of common stock, at a conversion price equal to value of each share of common stock in the qualified SPAC transaction multiplied by 85%. The Business Combination will be a qualified SPAC transaction and will convert the Convertible Notes into shares of common stock of New Local Bounti pursuant to the Merger Agreement.

Key Components of Statement of Operations

Basis of Presentation

Currently, Local Bounti conducts business through one operating segment. As of the date of this Form 8-K, Local Bounti’s activities have been entirely conducted in the United States. For more information about Local Bounti’s basis of presentation, refer to Note 1 in the accompanying audited consolidated financial statements of Local Bounti as of and for the years ended December 31, 2020 and 2019, included in the Proxy Statement/Prospectus, which is incorporated herein by reference.

The unaudited interim condensed consolidated financial statements as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020, and the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019, contained herein, include a summary of our significant accounting policies and should be read in conjunction with the discussion below.

Sales

Local Bounti recognizes revenue from the sale of produce. We grow and package fresh greens and herbs that are sold into existing markets and channels such as food retailers and food service distributors from our Montana Facility. Sales are recognized at a point in time when control of the goods is transferred to the customer. In the future, we expect to build and operate new facilities across the Western United States, which will increase our production capacity and expand our reach to new markets, new geographies, and new customers.

We also expect to expand our product offering to new varieties of fresh greens, herbs, and other produce. We periodically offer sales incentives to our customers, including temporary price reductions. We anticipate that these promotional activities could impact net sales and that changes in such activities could impact period-over-period results. Net sales may also vary from period to period depending on the purchase orders we receive, the volume and mix of products sold and the channels through which our products are sold.

Cost of Goods Sold

Cost of goods sold consists primarily of the direct costs related to growing produce at the Montana Facility. Primary examples within our cost of goods sold include, but are not limited to, costs relating to utilities, labor, seeds and other input supplies, and packaging materials. In the future, we expect to build and operate new facilities across the Western United States. These facilities will incur similar costs directly related to growing and selling of our products.

We expect that, over time, cost of goods sold will decrease as a percentage of sales, as a result of scaling our business.

Research and Development

Research and development expenses consist primarily of compensation to employees engaged in research and development activities, including salaries and related benefits, in addition to related overhead (including depreciation, utilities and other related allocated expenses) as well as supplies and services related to the development of our growing process. Our research and development efforts are focused on development of the Company’s process utilizing its CEA facility. We expect, over time, that research and development will decrease as a percentage of sales, as a result of the establishment of our growing process.

Selling, General and Administrative Expenses

Selling, general, and administrative expenses consist of liabilities and expenses accrued for salaries, employee benefits, advertising and branding, rent, security, utilities, recruiting expenses, insurance, and office supplies. We expect selling, general and administrative expenses to increase for the foreseeable future as we increase the number of employees to support the growth of our business, and as a result of operating as a public company, including additional costs and expenses associated with compliance with the rules and regulations of the SEC, legal, audit, insurance, investor relations, and other administrative and professional services.

Depreciation

Depreciation expense relates to the equipment and leasehold improvements of our greenhouse at the Montana Facility.

Management Fee Income

Management fee income relates to the management fee we receive for managing the Montana Facility and performing maintenance under the property maintenance and management services agreement with Grow Bitterroot.

Convertible Notes Fair Value Adjustment

Convertible Notes fair value adjustment relates to our Convertible Notes that were entered into with various parties during the first and second quarter of 2021. We measure Convertible Notes at fair value based on significant inputs not observable in the market, resulting in these Convertible Notes being classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of Convertible Notes relate to updated assumptions and estimates are recognized as a Convertible Notes fair value adjustment within the results of operations.

Debt Extinguishment Expense

Debt extinguishment expense relates to write off of unamortized debt issuance costs, penalties and related fees associated with a loan with Cargill Financial which was repaid in September 2021.

Interest Expense, net

Interest expense consists primarily of interest recognized per the terms of our various financing obligations related to the Montana Facility and interest expense related to the loans with Cargill Financial and the Convertible Notes.

Results of Operations

Comparison of the nine months ended September 30, 2021 and 2020

The following table sets forth our historical operating results for the periods indicated (in thousands):

	For the nine months ended September 30,
	2021	2020	$ Change
Sales	$324	$39	$285
Cost of goods sold	249	8	241

Gross profit	75	31	44
Operating expenses:
Research and development	2,245	358	1,887
Selling, general and administrative	15,493	4,223	11,270
Depreciation	392	182	210

Total operating expenses	18,130	4,763	13,367

Loss from operations	(18,055)	(4,732)	(13,323)
Other income (expense):
Management fee income	62	21	41
Convertible notes fair value adjustment	(5,067)	—	(5,067)
Warrant fair value adjustment	(10)	—	(10)
Debt extinguishment expense	(1,485)	—	(1,485)
Interest expense, net	(3,267)	(317)	(2,950)

Loss before income taxes	(27,822)	(5,028)	(22,794)
Income tax expense	—	—	—

Net loss	$(27,822)	$(5,028)	$(22,794)

The following sections discuss and analyze the changes in the significant line items in our unaudited condensed consolidated statements of operations for the comparative periods in the table above.

Sales

Sales increased by $285 thousand for the nine months ended September 30, 2021 as compared to the prior period. The increase is primarily due to commercial production and related sales from the Montana Facility not starting until the second half of 2020.

Cost of Goods Sold

Cost of goods sold increased $241 thousand for the nine months ended September 30, 2021, as compared to the prior period. Cost of goods sold consists primarily of materials and labor used to produce fresh greens and herbs. We did not recognize any cost of goods sold until the second half of 2020, when commercial production began.

Research and Development

Research and development costs increased by $1.9 million for the nine months ended September 30, 2021, as compared to the prior period. We incurred costs for research and development and related waste costs including production, harvesting, post-harvest packaging, as well as production surplus costs related to the development of our production process. We did not recognize any research and development costs until second half of 2020, when commercial production began.

Selling, General, and Administrative Expenses

Selling, general and administrative expenses increased by $11.3 million for the nine months ended September 30, 2021, as compared to the prior period. The increase was primarily due to a $6.2 million increase in salaries and wages, payroll taxes, employee benefits primarily due to increased headcount, $2.5 million increase in stock-based compensation expense related to the one-time termination of a share restriction agreement with a stockholder, a $1.8 million increase in legal and accounting expenses, a $825 thousand increase in human resources and recruiting expenses, and a $401 thousand increase in sales and merchandising, which was offset by a $369 thousand decrease in management fee expense as the management services agreement with BrightMark Partners LLC (“BrightMark”) was terminated in March 2021.

Depreciation

Depreciation expense increased by $210 thousand for the nine months ended September 30, 2021, as compared to the prior period. Depreciation expense increased due to the Montana Facility, which reached full commercial operation, and was placed into service, during the second half of 2020.

Management Fee Income

Management fee income increased by $41 thousand for the nine months ended September 30, 2021, as compared to the prior period. The management fee income relates to a related party property maintenance and management agreement with Grow Bitterroot, which commenced in June 2020. The increase is due to a full nine months of activities in 2021 versus only four months of activity in 2020.

Convertible Notes Fair Value Adjustment

Convertible Notes fair value adjustment increased by $5.1 million for the nine months ended September 30, 2021. The fair value adjustment relates to our Convertible Notes which were entered into with various parties during the first half of 2021.

Debt Extinguishment Expense

Debt extinguishment expense increased by $1.5 million for the nine months ended September 30, 2021. The expense relates to write off of unamortized debt issuance costs and penalties associated with a loan with Cargill Financial that was paid off in September 2021.

Interest Expense, net

Interest expense, net increased by $3.0 million for the nine months ended September 30, 2021, as compared to the prior period. The interest expense for 2021 related to $1.3 million of interest and amortization expense related to notes and warrants with Cargill Financial, $1.1 million related to our Convertible Notes, and $417 thousand increase in interest expense recognition from the financing element of our sale leaseback with Grow Bitterroot, which commenced in June 2020.

Year Ended December 31, 2020 Compared With year Ended December 31, 2019

The following table sets forth our historical operating results for the periods indicated (in thousands):

	For the years ended December 31,
	2020	2019	$ Change
Sales	$82	$—	$82
Cost of goods sold	91	—	91

Gross loss	(9)	—	(9)
Operating expenses:
Research and development	1,079	—	1,079
Selling, general and administrative	6,547	3,367	3,180
Depreciation	287	—	287

Total operating expenses	7,913	3,367	4,546

Loss from operations	(7,922)	(3,367)	(4,555)
Other income (expense):
Management fee income	35	—	35
Interest expense, net	(522)	(39)	(483)

Loss before income taxes	(8,409)	(3,406)	(5,003)
Income tax expense	—	—	—

Net loss	$(8,409)	$(3,406)	$(5,003)

The following sections discuss and analyze the changes in the significant line items in our condensed consolidated statements of operations for the comparative periods in the table above.

Sales

We began commercial production during the second half of 2020 and had $82 thousand in sales for the year ended December 31, 2020, generated from the sale of fresh greens and herbs to customers from our Montana Facility. No sales were recognized for the year ended December 31, 2019, as commercial production had not begun.

Cost of Goods Sold

Cost of goods sold was $91 thousand for the year ended December 31, 2020. Cost of goods sold consists primarily of materials and labor used to produce fresh greens. No cost of goods sold was recognized for the year ended December 31, 2019, as commercial production had not begun.

Research and Development

Research and development costs were $1.1 million for the year ended December 31, 2020. We incurred costs for research and development and related waste costs including production, harvesting, post-harvest packaging, as well as production surplus related costs related to the development of our production process. No research and development cost was recognized for the year ended December 31, 2019.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses increased by approximately $3.2 million, as compared to the prior period. The increase was primarily due to a $1.4 million increase in stock-based compensation expense related to a full year of expense for a stock restriction agreement that was entered into in June 2019, a $1.2 million increase in payroll taxes related to a one-time tax withholding for RSA grants, and a $487 thousand increase in salaries and wages and employee development related expenses due to increased headcount from the growth of the Company.

Depreciation

Depreciation expense was $287 thousand for the year ended December 31, 2020. Depreciation expense increased due to depreciation expense associated with the Montana Facility which reached full commercial operation by the second half of 2020.

Management Fee Income

Management fee income was $35 thousand for the year ended December 31, 2020. Management fee income relates to a related party property maintenance and management services agreement with Grow Bitterroot, which commenced in June 2020.

Interest Expense, net

Interest expense, net increased by $483 thousand, as compared to the prior period. The increase in interest expense in 2020 primarily relates to the financing component of our sale and finance leaseback transaction with Grow Bitterroot that we entered into in June 2020.

Going Concern and Liquidity

Cash and cash equivalents totaled $10.4 million and $45 thousand as of September 30, 2021 and December 31, 2020, respectively. Currently, our primary sources of liquidity are cash flows generated from issuances of the Convertible Notes and loans with Cargill Financial. We incurred losses and generated negative cash flows from operations since our inception in 2018. As of September 30, 2021, we had an accumulated deficit of $40.0 million. The CEA business is capital-intensive. Expenditures are expected to include working capital, costs associated with planting and harvesting, such as the purchase of seeds and growing supplies, the expansion of our Montana Facility, and the cost of attracting and retaining a skilled local labor force. In addition, other unanticipated costs may arise due to our scaling and growing process, and the continued development of additional properties for CEA facilities. We believe that we will continue to incur net losses for the foreseeable future as it continues growing and selling its produce.

As noted above, on June 17, 2021, we entered into a business combination agreement with Leo, a publicly traded special purpose acquisition company. As a result of this merger, which is structured as a reverse acquisition, Local Bounti will operate as a public company. At the close of the transaction on November 19, 2021, approximately $100.0 million was transferred to Local Bounti to fund operations.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors – Risks Related to Local Bounti’s Business and New Local Bounti Following the Business Combination.”

Summary of Cash Flows

A summary of our cash flows from operating, investing and financing activities is presented in the following table (in thousands):

	For the nine months ended September 30,		For the year ended December 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(15,280)	$(3,647)	$(3,838)	$(1,119)
Net cash used in investing activities	(14,193)	(3,723)	(3,422)	(3,743)
Net cash provided by financing activities	44,220	5,315	5,168	6,999
Cash and cash equivalents and restricted cash at beginning of period	45	2,137	2,137	—

Cash and cash equivalents and restricted cash at end of period	$14,792	$82	$45	$2,137

Net Cash Used In Operating Activities

Net cash used in operating activities was $15.3 million for the nine months ended September 30, 2021 due to a net loss of $27.8 million, partially offset by non-cash activities of $4.9 million in stock-based compensation expense, $5.1 million in fair value adjustments to the Convertible Notes, $939 thousand in debt extinguishment expense, $782 thousand in amortization of debt issuance costs, $424 thousand net increase of cash from changes in assets and liabilities, and $392 thousand in depreciation expense.

Net cash used in operating activities was $3.6 million for the nine months ended September 30, 2020 due to a net loss of $5.0 million and a $1.3 million net use of cash from changes in assets and liabilities, partially offset by $2.5 million in stock-based compensation expense and $182 thousand in depreciation expense.

Net cash used in operating activities was $3.8 million for the year ended December 31, 2020 due to a net loss of $8.4 million, partially offset by $3.3 million in stock-based compensation expense, and a $989 thousand net source of cash from changes in assets and liabilities, and $287 thousand in depreciation expense.

Net cash used in operating activities was $1.1 million for the year ended December 31, 2019 due to a net loss of $3.4 million, partially offset by the $1.9 million in stock-based compensation expense and a $345 thousand net source of cash from changes in other assets and liabilities.

Net Cash Used In Investing Activities

Net cash used in investing activities was $14.2 million for the nine months ended September 30, 2021, which was made up of purchases of equipment and other items related to the expansion of the Montana Facility and purchase of land in Washington for the location of our second CEA facility. Net cash used in investing activities was $3.7 million for the nine months ended September 30, 2020 due to purchases of property and equipment as part of the start-up of the Montana Facility.

Net cash used in investing activities was $3.4 million for the year ended December 31, 2020, while net cash used in investing activities was $3.7 million for the year ended December 31, 2019. Our investing activities for both years reflect the purchases of property and equipment for the Montana Facility.

Net Cash Provided By Financing Activities

Net cash provided by financing activities was $44.2 million for the nine months ended September 30, 2021, representing $26.8 million cash received from the issuance of the Cargill Loan, $26.0 million cash received from issuance of Convertible Notes, and $3.5 million net proceeds from financing obligations. The increase is offset by $10.7 million cash repayment of debt and the payment of $1.4 million in debt issuance costs. Net cash provided by financing activities was $5.3 million for the nine months ended September 30, 2020 due to $7.7 million net proceeds from financing obligations, $536 thousand cash received from the issuance of debt which was repaid as part of the sale lease back transaction with Grow Bitterroot in June 2020, partially offset by $2.9 million debt repayments.

Net cash provided by financing activities was $5.2 million the year ended December 31, 2020 as compared to $7.0 million for the year ended December 31, 2019. For the year ended December 31, 2020, our financing cash flows primarily relate to proceeds of $7.7 million from financing obligations related to the sale leaseback transaction with Grow Bitterroot for the Montana Facility and proceeds of $453 thousand from the issuance of debt, partially offset by the repayment of $2.9 million in debt as part of the sale leaseback transaction with Grow Bitterroot and an $80 thousand redemption of common stock. For the year ended December 31, 2019, our financing cash flows primarily relate to $4.6 million of proceeds related to the issuance of debt, and $4.5 million from the issuance of common stock, partially offset by payments of $2.0 million related to the settlement of prior debt.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and the consolidated financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results could differ from those estimates and assumptions.

Revenue Recognition

The consolidated financial statements reflect our adoption of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)” effective August 20, 2018 (the date of the Company’s incorporation). Our principal business is the production of sustainably grown fresh greens and herbs through CEA facilities. We sell directly to local grocery stores and suppliers that further sell and distribute the produce. Consideration received is not based on further sales of the produce by suppliers. Revenue is recognized at a point in time when product control is transferred to the customer. In general, control transfers to the customer when the product is shipped or delivered to the customer based upon applicable shipping terms. Customer contracts generally do not include more than one performance obligation.

We do not have significant unbilled receivable balances arising from transactions with customers. We do not capitalize contract inception costs, as contracts (which are in the form of purchase orders from customers) are one year or less and we do not incur significant fulfillment costs requiring capitalization.

We recognize shipping and handling costs as fulfillment cost and includes in cost of goods sold upon delivery of the product to the customer.

Leases

The unaudited condensed consolidated financial statements and the consolidated financial statements reflect our adoption of ASU 2016-02, “Leases (Topic 842),” effective August 20, 2018 (the date of the Company’s incorporation). We determine if an arrangement contains a lease at inception. The right-of-use assets, net and liabilities associated with leases are recognized based on the present value of the future minimum lease payments over the lease term. Lease terms reflect options to extend or not to terminate the lease when it is reasonably certain that the option will be exercised. For leases that include residual value guarantees, we include these costs in the lease liability when it is probable such costs will be incurred. Right-of-use assets and obligations for short-term leases (leases with an initial term of 12 months or less) are not recognized in the consolidated balance sheet.

Stock-Based Compensation

We measure and recognize compensation expense for all equity-based awards made to employees based on estimated fair values recognized over the requisite service period in accordance with the FASB’s Accounting Standards Codification (“ASC”) 718, “Stock-Based Compensation.” Stock-based payments are recognized in the consolidated statements of operations as a selling, general and administrative expense. We recognize compensation expense for all equity-based awards with service vesting requirements on a straight-line basis over the requisite service period of the awards, which is generally the award’s vesting period. These amounts are reduced by forfeitures as the forfeitures occur. The Company’s restricted stock is subject to performance-based vesting conditions that would be satisfied upon certain liquidity events, including, but not limited to, the Business Combination.

Fair Vale Measurements

We measure our warrants and Convertible Notes at fair value based on significant inputs not observable in the market, resulting in them being classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the warrants related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the consolidated statements of operations.

The fair value of the Company was determined utilizing both income and market approaches which were weighted equally in the valuation. The fair value of the Company was then allocated to the warrants utilizing an option pricing methodology (“OPM”), estimating the probability weighted value across multiple scenarios. Guideline public company multiples were used to value the Company under certain scenarios. The discounted cash flow method was used to value the Company under the other scenarios. Share value for each class of security was based upon the probability-weighted present value of expected future investment returns, considering each of these possible future outcomes, as well as the rights of each share class.

The significant unobservable inputs into the valuation model used to estimate the fair value of the redeemable convertible preferred stock warrants include:

•	the timing of potential events (including, but not limited to, an initial public offering or SPAC transaction) and their probability of occurring,

•	the selection of guideline public company multiples,

•	a discount for the lack of marketability of the preferred and common stock,

•	the projected future cash flows, and

•	the discount rate used to calculate the present value of the estimated equity value allocated to each share class.

Related Party Transactions

BrightMark Management Services Agreement

In August 2018, we entered into a management services agreement with BrightMark, a related party, for certain management services including management, business, operational, strategic, and advisory services. Under the agreement, the management services will be provided for an initial term of three years that automatically renews for an additional one-year term. As consideration for the management services, we pay $40 thousand, including costs and expenses incurred by BrightMark on behalf of Local Bounti, as reasonably determined by both parties on a monthly basis. In March 2021, we terminated the management services agreement.

Grow Bitterroot Sale Lease Back Transaction & Property Maintenance and Management Services Agreement

In June 2020, we completed construction of and sold the Montana Facility to Grow Bitterroot, a related party, for a total consideration of $6.9 million. Concurrently, we entered into an agreement with Grow Bitterroot, whereby we will lease land and greenhouse buildings at the Montana Facility from Grow Bitterroot. The transaction is accounted for as a financing transaction (a failed sale). In addition, we entered into a property maintenance and management services agreement with Grow Bitterroot under which we will provide all property maintenance and management services including business, operational, strategic and advisory services in exchange for an annual fee of $50 thousand. The property maintenance and management services agreement includes an initial term of three years with one-year autorenewals unless terminated by either party with 30 days’ notice.

Emerging Growth Company Status

Leo is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, New Local Bounti expects to remain an emerging growth company at least through the end of the 2021 fiscal year and New Local Bounti expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. New Local Bounti expects to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and non-public companies until the earlier of the date the Combined Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare New Local Bounti’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. See Note 2 of the accompanying audited consolidated financial statements and unaudited condensed consolidated financial statements of Local Bounti included elsewhere in the Proxy Statement/Prospectus incorporated herein by reference for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021.

In addition, New Local Bounti intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. New Local Bounti is not required to, among other things: (a) provide an auditor’s attestation report on New Local Bounti’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

New Local Bounti will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of New Local Bounti’s fiscal year in which New Local Bounti has total annual gross sales of at least $1.07 billion, (c) the date on which New Local Bounti is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which New Local Bounti has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Recent Accounting Pronouncements

See Note 2 to the audited consolidated financial statements included elsewhere in this Form 8-K, or in the Proxy Statement/Prospectus incorporated herein by reference, for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and our results of operations and cash flows.

Quantitative and Qualitative Disclosures about Market Risks

Inflation Risk

We do not believe that inflation has had a material effect on our business, results of operations or financial condition. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability to do so could harm our business, results of operations and financial condition.

Fair Value Risk

As of September 30, 2021, we measured warrants and Convertible Notes at fair value based on significant inputs not observable in the market, resulting in them being classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the warrants related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the unaudited condensed consolidated statements of operations. A warrant obligation is generally a market risk sensitive instrument. We do not believe that fair value risk has had a material effect on our business, results of operations or financial condition.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company immediately following the consummation of the Business Combination and the PIPE Financing by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock is based on 86,299,495 shares of Common Stock outstanding as of the Closing Date. Shares of our Common Stock that may be acquired by an individual or group within 60 days of the Closing Date pursuant to the exercise of options or warrants that are currently exercisable or exercisable within 60 days of the Closing Date are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Unless otherwise indicated, the address for each New Local Bounti stockholder listed is: 490 Foley Lane, Hamilton, MT 59480.

Name and Address of Beneficial Owners(1)	Number of Shares	%
Directors and Executive Officers
Craig M. Hurlbert(1)	17,938,230	20.8
Travis C. Joyner(2)	16,106,907	18.7
Pamela Brewster	1,527,264	1.8
Mark J. Nelson(3)	45,386	*
Edward C. Forst(4)	374,489	*
Matt Nordby	—	—
Kathleen Valiasek(3)	1,055,478	1.2
B. David Vosburg Jr.	1,206,268	1.4
Gary Hilberg(3)	301,564	*
All directors and officers as a group (9 persons)	38,555,586	44.7
Five Percent Holders:
Leo Investors III LP(5)	6,770,000	7.8
Live Oak Ventures, LLC(6)	11,805,173	13.7
McLeod Management Co., LLC(2)	16,106,907	18.7
Wheat Wind Farms, LLC(1)	17,938,230	20.8

*	Less than 1%
(1)	Consists of shares held by Wheat Wind Farms, LLC, which is controlled by Mr. Hurlbert.
(2)	Consists of shares held by McLeod Management Co., LLC, which is controlled by Mr. Joyner.
(3)	Excludes restricted stock units which are not expected to settle within 60 days of the Closing.
(4)	Consists of shares held by Wellfor LLC, which is controlled by Edward C. Forst.
(5)

The Sponsor is the record holder of the securities reported herein. The Sponsor is controlled by its general partner, Leo Investors GP II Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. No individual director of the general partner of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(6)

Consists of 7,503,176 shares held by Live Oak Ventures, LLC, 2,431,653 shares held by Charles R. Schwab & Helen O. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 and 615,826 shares held by Charles R. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985, each of which is controlled by Charles R. Schwab.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of New Local Bounti Following the Business Combination” beginning on page 286 and that information is incorporated herein by reference.

Board Composition

As previously disclosed, at the Extraordinary General Meeting, on November 16, 2021, Craig M. Hurlbert, Travis Joyner, Pamela Brewster, Matthew Nordby, Mark J. Nelson and Edward C. Forst were elected by the Company’s shareholders to serve as directors effective immediately upon the Closing.

Effective as of the Closing, in connection with the Business Combination, the size of the Board remained at six members, and Craig M. Hurlbert, Travis Joyner, Pamela Brewster, Matthew Nordby and Mark J. Nelson were appointed to fill the vacancies on the Board and serve as directors of the Company. Upon the Closing, Lyndon Lea, Robert Darwent, Lori Bush, Mary E. Minnick and Mark Masinter resigned as directors of Leo Holdings III Corp.

In addition, Pamela Brewster and Matthew Nordby were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Mark J. Nelson and Edward C. Forst were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Craig M. Hurlbert and Travis Joyner were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Local Bounti Following the Business Combination” which information is incorporated herein by reference.

Director Independence

The Board has determined that Pamela Brewster, Edward C. Forst, Mark J. Nelson and Matthew Nordby are independent as defined under the listing standards of the NYSE.

Committees of the Board of Directors

Effective upon the Closing, the standing committees of the Board consist of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Upon the Closing, the Board appointed Edward C. Forst, Mark J. Nelson and Pamela Brewster to serve on the Audit Committee, with Edward C. Forst as chairperson. The Board determined that each member of the Audit Committee meets the requirements for independence and financial literacy under the current NYSE listing standards and SEC rules and regulations, including Rule 10A-3. In addition, Edward C. Forst and Mark J. Nelson each qualify as an “audit committee financial expert” as defined in applicable SEC rules. The Board appointed Pamela Brewster and Matthew Nordby to serve on the Compensation Committee, with Pamela Brewster as chairperson. The Board appointed Matthew Nordby, Mark J. Nelson and Edward C. Forst to serve on the Nominating and Corporate Governance Committee, with Mark J. Nelson as chairperson.

Executive Officers

Effective as of the Closing, each of Lyndon Lea and Robert Darwent, resigned as the Chief Executive Officer and Chief Financial Officer of the Company, respectively. Effective as of the Closing, the Board appointed Craig M. Hurlbert to serve as Chairman of the Board and Co-Chief Executive Officer, Travis Joyner to serve as Co-Chief Executive Officer, Kathleen Valiasek to serve as Chief Financial Officer, Mark McKinney as Chief Operating Officer, B. David Vosburg Jr. as Chief Innovation Officer and Gary Hilberg as Chief Sustainability Officer. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Local Bounti Following the Business Combination” which information is incorporated herein by reference.

Director Compensation

The Board intends to adopt an Outside Director Compensation Policy (the “Policy”), which will set forth the terms upon which non-employee directors will be compensated for their service on the Board.

Executive Compensation

In October 2021, the Board adopted the 2021 Equity Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”) (the “Plans”), effective as of the Closing Date. The purpose of the Plans is to motivate and reward eligible officers and employees for their contributions toward the achievement of certain performance goals.

2021 Plan. In connection with the Business Combination, the Board and the Company’s shareholders adopted the 2021 Plan in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including the named executive officers), independent contractors and directors of New Local Bounti and its affiliates, which is essential to New Local Bounti’s long term success. The 2021 Plan is a successor to New Local Bounti’s prior Equity Incentive Plan, adopted in 2020 and last amended September 2021, as such Equity Incentive Plan may have been amended, supplemented or modified from time to time (the “Legacy Local Bounti Option Plan”), which was terminated as of the shareholders’ adoption of the 2021 Plan, although all equity awards granted thereunder that were outstanding as of immediately prior to such date were assumed by the Company and continue to be subject to the terms and conditions as set forth in the agreements evidencing such equity awards and the terms of such plan.

ESPP. In connection with the Business Combination, the Board and the Company’s shareholders adopted the ESPP in order to allow employees of New Local Bounti and its affiliates to purchase shares of Common Stock at a discount through payroll deductions and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests.

The foregoing description of the Plans does not purport to be complete and are qualified in its entirety by reference to the full text of the 2021 Plan and ESPP, copies of which are attached hereto as Exhibits 10.7 and 10.8, respectively, and are incorporated herein by reference.

Employment Agreements

The Company has entered into employment agreements with each of its Chief Executive Officers and other executive employees, which became effective upon the completion of the Business Combination. Pursuant to each employment agreement, if the employee separates from service (i) due to termination by the Company for a reason other than (x) “Cause” (as defined in the employment agreement), (y) the employee becoming Disabled (as defined in the employment agreement) or (z) the employee’s death, or (ii) due to resignation by the employee on account of Good Reason (as defined in the employment agreement) (each, an “Involuntary Termination”) under either of the following circumstances, the employee will be entitled to their salary and other benefits accrued through the separation date and, subject to the employee executing a release and general waiver of claims in favor of the Company and adhering to the applicable restrictive covenants (other than with respect to accrued benefits), the employees will be entitled to the following respective additional severance benefits:

•

if the Involuntary Termination occurs at any time other than at or during the 12-month period immediately following a Change in Control (as defined in the 2021 Plan), (a) continuing salary payments for a period of 6 months (12 months in the case of the Chief Executive Officers), (b) COBRA reimbursement payments for a period of 6 months (12 months in the case of the Chief Executive Officers), and (c) if the employee’s termination date is at least 12 months following the employee’s start date with the Company, all of employee’s unvested and outstanding equity awards that would have become vested had employee remained in the employ of the Company for the 12-month period following the employee’s termination of employment shall immediately vest and become exercisable as of the date of the employee’s termination; and

•

if the Involuntary Termination occurs during the 12-month period immediately following a Change in Control, then in lieu of the above, (a) a lump sum severance payment equal to 1.5 (2.0 in the case of the Chief Executive Officers) times the employee’s base salary, (b) COBRA reimbursement payments for a period of 18 months (24 months in the case of the Chief Executive Officers), and (c) if the employee’s termination date is at least 12 months following the employee’s start date with the Company, all of employee’s unvested and outstanding equity awards shall immediately vest and become exercisable as of the date of the employee’s termination.

The foregoing description of the employment agreements is not complete and is qualified in its entirety by reference to the full text of such agreements, the forms of which are attached hereto as Exhibit 10.9 (with respect to the Chief Executive Officers) and Exhibit 10.10 (with respect to the Company’s other executives) and incorporated herein by reference.

Transaction Bonus

Legacy Local Bounti’s board of directors approved the allocation of $4.0 million of transaction bonuses in accordance with the terms of the Business Combination, which included a transaction bonus with respect to B. David Vosburg, one of our named executive officers, in the amount of $750 thousand in connection with the Business Combination, which will be paid in cash, less applicable tax withholding, as soon as practicable.

Certain Relationships and Related Transactions

Policies and procedures for related party transactions

New Local Bounti adopted a new written related party transaction policy to be effective upon the Closing. The policy provides that officers, directors, holders of more than 5% of any class of New Local Bounti’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with New Local Bounti without the prior consent of the audit committee, or other independent members of New Local Bounti’s board of directors in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for New Local Bounti to enter into a transaction with an executive officer, director, nominee to become a director of New Local Bounti, significant stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

BrightMark Partners, LLC Management Services Agreement

In August 2018, Legacy Local Bounti entered into a management services agreement with BrightMark for certain management services, including management, CFO, business, operational, strategic, and advisory services. The two managing partners of BrightMark, Craig M. Hurlbert and Travis Joyner, are the co-founders and co-CEOs of Legacy Local Bounti. Under the agreement, the management services would be provided for an initial term of three years that automatically renews for an additional one-year term. As consideration for management services, BrightMark billed Local Bounti on a monthly basis for services rendered pursuant to the management services agreement, plus costs and expenses. In March 2021, Legacy Local Bounti and BrightMark terminated the management services agreement.

For the years ended December 31, 2020 and 2019, Legacy Local Bounti incurred management fees of $628 thousand and $815 thousand, respectively. As of December 31, 2020, Legacy Local Bounti had accrued $833 thousand in unpaid fees owed to Brightmark. Craig M. Hurlbert and Travis Joyner each own the interest of half amount in the transactions based on the 50% ownership of BrightMark Partners, LLC from each of them.

BrightMark Partners LLC previously held shares of Legacy Local Bounti, but distributed the shares to Wheat Wind Farms, LLC and McLeod Management Co. LLC, which are controlled by Craig M. Hurlbert, the co-CEO of the combined company, and Travis Joyner, the co-CEO of the combined company, respectively.

Grow Bitterroot Sale Lease Back Transaction and Services Agreement

In June 2020, Legacy Local Bounti sold a greenhouse facility it had constructed to Grow Bitterroot, a related party created as a qualified opportunity zone fund by the co-CEOs of Legacy Local Bounti, Messrs. Hurlbert and Joyner, for a total consideration of $4.5 million. Concurrently, Legacy Local Bounti and Grow Bitterroot entered into an agreement, whereby Legacy Local Bounti leases land and the greenhouse facility from Grow Bitterroot. In addition, Legacy Local Bounti and Grow Bitterroot entered into a property maintenance and management services agreement under which Legacy Local Bounti will provide all property maintenance and management services, including business, operational, strategic and advisory services in exchange for an annual fee of $50 thousand. The property maintenance and management services agreement includes an initial term of three years which will renew automatically unless terminated by either party with 30 days’ notice.

In July 2020, Legacy Local Bounti began providing development services to Grow Bitterroot in connection with the expansion of the Grow Bitterroot-owned greenhouse facility.

BrightMark Partners LLC Short-Term Lease Agreement

In December 2020, Legacy Local Bounti entered into a short-term lease agreement with BrightMark for commercial office space. The lease may be terminated at any time by either party upon 30 days’ written notice. The monthly rent is $2,000 per month ($24,000 per year) during the period of this lease agreement.

McLeod Property HM LLC Commercial Lease

In June 15, 2021, Legacy Local Bounti entered into a commercial lease agreement with McLeod Property HM LLC located in Hamilton, MT, whose owner Bridget M. Joyner is the wife of Travis Joyner, the Co-CEO of Legacy Local Bounti. The lease has a one-year term commencing on June 15, 2021, and ending June 14, 2022 or upon lease termination. The lease may be terminated at any time by either party upon 30 days’ written notice. The monthly rent is $3,250 per month and $39,000 per year during the period of this lease agreement.

Right of First Refusal, Co-Sale, and Pre-Emptive Rights Agreement

In July 2019, Legacy Local Bounti entered into a right of first refusal, co-sale, and pre-emptive rights agreement (the “ROFR”) with certain holders of Legacy Local Bounti’s capital stock including certain directors, officers and holders of 5% or more of Legacy Local Bounti’s capital stock. These parties include Live Oak Ventures, LLC, Ron Ramsbacher, MSE Consulting, LLC, Brightmark Partners, LLC (prior to the distribution of shares to entities controlled by Craig Hurlbert and Travis Joyner in 2021), David Lincoln and Josh White. The ROFR was terminated in connection with the Closing.

Convertible Securities Financing

On April 19, 2021, Legacy Local Bounti issued and sold convertible securities (the “Convertible Securities”) to Charles R. Schwab & Helen O. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 (the “Charles Schwab 1985 Trust”) in an aggregate principal amount of $10.0 million and Charles R. Schwab TTEE The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 in an aggregate principal amount of $5.0 million (together with Charles Schwab 1985 Trust, the “Convertible Note Holders”). Interest on the Convertible Securities accrued at a rate of 8%, computed on the basis of the actual number of days elapsed and a year of 365 days. The Convertible Notes Holders are affiliates and under common control with Live Oak Ventures, LLC, a Principal Stockholder of Legacy Local Bounti. The Convertible Securities mature twenty-four months from the issuance date. In the event that Legacy Local Bounti consummates a Qualified SPAC Transaction, and subject to the Convertible Notes Holders’ right to redeem the Convertible Securities for cash (which will be waived prior to the Closing), the Convertible Securities convert into Local Bounti common stock at a conversion price equal to the product of (i) the value assigned to each share of common stock in such Qualified SPAC Transaction multiplied by (ii) 0.85. The Convertible Notes Holders will therefore be treated for all purposes as the record holder of the shares of Legacy Local Bounti common stock in connection with the consummation of a Qualified SPAC Transaction, which includes the Business Combination. For further information on these convertible securities, see the section entitled “Local Bounti’s Management’s Discussion and Analysis of Financial Condition and Results of

Operations—Financing arrangements—Convertible securities” and note 12 to our consolidated financial statements contained in the Proxy Statement/Prospectus.

Family Member

Rick D. Leggott is the control person of Bitterroot Partners, LLC, a Principal Stockholder of Local Bounti, and his immediate family member, Jeff Leggott, is currently a full-time employee of Local Bounti.

Director and Officer Indemnification

See the section entitled “Description of Local Bounti Securities—Limitation on Liability and Indemnification of Officers and Directors” for information on our indemnification arrangements with our directors and executive officers.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings of the Company in the section of the Proxy Statement/Prospectus titled “Information About Local Bounti—Legal Proceedings” and is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, the Company’s units, publicly traded Class A Ordinary Shares and Public Warrants were listed on the NYSE under the symbols “LIII.U,” “LIII” and “LIII WS,” respectively. Upon the Closing, the Common Stock and Public Warrants were listed on NYSE under the symbols “LOCL” and “LOCL WS,” respectively. The Company’s publicly traded units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from NYSE.

The Company has not paid any cash dividends on shares of its Common Stock to date. The payment of any cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New Local Bounti Securities” beginning on page 304 and is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of Local Bounti Securities—Limitation on Liability and Indemnification of Officers and Directors” which information is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section titled “Indemnification Agreements” is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note—PIPE Financing” above is incorporated into this Item 3.02 by reference. The shares of New Local Bounti Common Stock issued in the PIPE Financing and the Transaction Fee Shares have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth in the “Introductory Note” above and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the sections titled “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” is incorporated herein by reference.

2021 Equity Incentive Plan

As previously disclosed, at the Extraordinary General Meeting, on November 16, 2021, the shareholders of the Company considered and approved the 2021 Plan. The 2021 Plan was previously approved, subject to stockholder approval, by the Board on October 19, 2021. The 2021 Plan became effective immediately upon the Closing.

A description of the 2021 Plan is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 6—The 2021 Plan Proposal” which is incorporated herein by reference. The foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by the full text of the 2021 Plan and the related forms of award agreements under the 2021 Plan, which are attached hereto as Exhibit 10.6 and incorporated herein by reference.

2021 Employee Stock Purchase Plan

As previously disclosed, at the Extraordinary General Meeting, on November 16, 2021, the shareholders of the Company considered and approved the ESPP. The ESPP was previously approved, subject to stockholder approval, by the Board on October 19, 2021. The ESPP became effective immediately upon the Closing.

A description of the ESPP is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 8—The ESPP Proposal” which is incorporated herein by reference. The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by the full text of the ESPP, which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “Proposal No. 1—Business Combination Proposal” beginning on page 102 and “Proposal No. 2 — The Domestication Proposal” beginning on page 142, which are incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The consolidated financial statements of Legacy Local Bounti as of and for the years ended December 31, 2020 and 2019 included in the Proxy Statement/Prospectus beginning on page F-36 are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Legacy Local Bounti for the nine months ended September 30, 2021 and 2020 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(c)	List of Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of June 17, 2021, by and among Leo Holdings III Corporation, First Merger Sub, Second Merger Sub and Local Bounti Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on June 21, 2021)

3.1	Certificate of Incorporation of Local Bounti Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

3.2	Bylaws of Local Bounti Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

4.1	Amended and Restated Warrant Agreement, dated November 19, 2021, by and among Local Bounti Corporation and Continental (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

4.2	Specimen Warrant Certificate of the Registrant

4.3	Warrants, dated as of November 19, 2021, by and between Local Bounti Corporation and Cargill, Incorporated

10.1	Amended and Restated Registration Rights Agreement, dated as of November 19, 2021, by and among Local Bounti Corporation, Leo Holdings III Corporation and certain other parties (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

10.2	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Commission on November 22, 2021)

10.4	Sponsor Agreement, dated as of June 17, 2021, by and among Leo Investors III LP, Lori Bush, Mary E. Minnick, Mark Masinter, Scott Flanders, Imran Khan, Scott McNealy, Leo Holdings III Corp, and Local Bounti Corporation. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 21, 2021)

10.5	Senior Credit Agreement dated September 3, 2021 between Cargill Financial Services International, Inc. and Local Bounti Corporation along with certain subsidiaries (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 3, 2021)

10.6	Subordinated Credit Agreement dated September 3, 2021 between Cargill Financial Services International, Inc. and Local Bounti Corporation along with certain subsidiaries (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 3, 2021)

10.7†	New Local Bounti 2021 Equity Incentive Plan and related forms of award agreements

10.8†	New Local Bounti Employee Stock Purchase Plan

10.9†	Form of Employment Agreement with Chief Executive Officers of Local Bounti

10.10†	Form of Employment with Executive Officers (other than Chief Executive Officers) of Local Bounti

21.1	List of Subsidiaries

99.1	Unaudited condensed consolidated financial statements of Local Bounti Corporation, for the nine months ended September 30, 2021

99.2	Unaudited pro forma condensed consolidated combined financial information of Local Bounti Corporation, for the nine months ended September 30, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

†	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Local Bounti Corporation

Date: November 24, 2021	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer